EXHIBIT 23(F)

         CONSENT OF MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

We hereby consent to the use of our opinion letter to the Board of Directors of United Dominion Realty Trust, Inc. ("United Dominion") included as Annex II-A to the Joint Proxy Statement/Prospectus of United Dominion and South West Property Trust Inc. and the Prospectus of United Dominion which form a part of the Registration Statement on Form S-4 of United Dominion being filed with the Securities and Exchange Commission and to the references therein to such opinion under the captions "Summary" and "The Merger." In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                         MERRILL LYNCH, PIERCE, FENNER & SMITH
                                                  INCORPORATED

                                         BY: /S/      TIARDA VAN S. CLAGETT
                                           Director